UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2011

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

On September 21, 2011, as part of the Small Business Lending Fund (the “SBLF”) of the United States Department of the Treasury (“Treasury”), Xenith Bankshares, Inc. (the “Company”), the parent company of Xenith Bank (the “Bank”), entered into a Small Business Lending Fund—Securities Purchase Agreement (the “Purchase Agreement”) with the Secretary of the Treasury, pursuant to which the Company sold 8,381 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “SBLF Preferred Stock”) to the Secretary of the Treasury for a purchase price of $8,381,000. The SBLF Preferred Stock was issued pursuant to the SBLF program, a $30 billion voluntary program established under the Small Business Jobs Act of 2010 created to encourage lending to small businesses by providing capital to qualified banks at favorable dividend rates. The terms of the SBLF Preferred Stock were established pursuant to an amendment to the Company’s Amended and Restated Articles of Incorporation filed on September 20, 2011 (the “Articles of Amendment”).

The Company will retain up to 10% of the SBLF funds to pay transaction costs and dividends on the SBLF Preferred Stock until the Bank achieves profitability; the Company will contribute at least 90% of the SBLF funds to the Bank.

The SBLF Preferred Stock investment qualifies as Tier 1 capital. The SBLF Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011. The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first 10 quarters during which the SBLF Preferred Stock is outstanding, based upon changes in the level of “Qualified Small Business Lending” (as defined in the Purchase Agreement) (“QSBL”) by the Bank. The initial dividend rate through September 30, 2011 is 1% per annum. For the second through ninth calendar quarters after issuance, the dividend rate may be adjusted to between 1% per annum and 5% per annum to reflect changes to the Bank’s QSBL. If the level of the Bank’s qualified small business loans declines so that the percentage increase in QSBL as compared to the baseline level of QSBL is less than 10%, then the dividend rate payable on the SBLF Preferred Stock will increase. For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between 1% and 7% based upon the increase in QSBL as of the ninth calendar quarter as compared to the baseline. After four and one half years from issuance, the dividend rate will increase to 9% per annum until the SBLF funding is repaid in full.

The SBLF Preferred Stock is non-voting, except in limited circumstances. In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the SBLF Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s Board of Directors. In the event that the Company misses six dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of the SBLF Preferred Stock is at least $25,000,000, then the holder of the SBLF Preferred Stock will have the right to designate two directors to the Company’s Board of Directors.

The SBLF Preferred Stock may be redeemed at any time at the Company’s option, in whole or in part (provided that any partial redemption is at least 25% of the original funding amount), at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator.

The SBLF Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to register the SBLF Preferred Stock under certain circumstances set forth in Annex E to the Purchase Agreement. The SBLF Preferred Stock is not subject to any restrictions on transfer.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The foregoing description of the terms of the SBLF Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth above under Item 1.01 is incorporated herein by reference. The SBLF Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act. The Company did not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and did not offered such securities to the public in connection with the issuance and sale of the SBLF Preferred Stock to the Treasury.

Item 3.03.	Material Modification to Rights of Securities Holders.

The terms of the SBLF Preferred Stock impose limits on the ability of the Company to pay dividends and repurchase shares of its common stock. Under the terms of the SBLF Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the SBLF Preferred Stock, junior preferred shares, or other junior securities (including the Company’s common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the SBLF Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the SBLF Preferred Stock, the Company may only declare and pay a dividend on its common stock or other stock junior to the SBLF Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the Articles of Amendment relating to the SBLF Preferred Stock, excluding any subsequent net charge-offs and any redemption of the SBLF Preferred Stock (the “Tier 1 Dividend Threshold”). The Tier 1 Dividend Threshold is subject to reduction, beginning on the second anniversary of issuance and ending on the tenth anniversary, by 10% for each 1% increase in QSBL over the baseline level.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2011, the Company filed Articles of Amendment with the Clerk of the State Corporation Commission of the Commonwealth of Virginia to fix the designations, preferences, limitations and relative rights of the SBLF Preferred Stock. The information set forth above under Item 1.01 and Item 3.03 is incorporated herein by reference.

Item 8.01.	Other Events.

On September 21, 2011, the Company issued a press release announcing the issuance and sale of the SBLF Preferred Stock to the Treasury. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Xenith Bankshares, Inc.

10.1	Small Business Lending Fund—Securities Purchase Agreement, dated September 21, 2011, between Xenith Bankshares, Inc. and the Secretary of the Treasury

99.1	Press release issued on September 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2011

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Xenith Bankshares, Inc.

10.1	Small Business Lending Fund—Securities Purchase Agreement, dated September 21, 2011, between Xenith Bankshares, Inc. and the Secretary of the Treasury

99.1	Press release issued on September 21, 2011